SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 28, 1999



                               BOCA RESEARCH, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Florida                         0-21138              59-2479377
(State or other jurisdiction of      (Commission File       (IRS Employer
incorporation or organization)        Number)           Identification Number)


        1377 Clint Moore Road
         Boca Raton, Florida                         33487
   (Address of principal executive                (Zip Code)
             offices)

       Registrant's telephone number, including area code: (561) 997-6227

                                 Not Applicable
                  (former address if changed since last report)





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ITEM 5.           OTHER EVENTS

     On April 28, 1999, Boca Research, Inc., a Florida corporation (the "Company"), entered into a Common Stock Purchase Agreement (the "Agreement") with Infomatec Integrated Information Systems AG, an Internet software company located in Augsburg, Germany (the "Purchaser"), pursuant to which the Purchaser will purchase 1,747,965 newly issued shares of common stock of the Company at a purchase price of $4.58 per share, for an aggregate purchase price of approximately $8.0 million in cash. In addition, subject to terms and conditions set forth in the Agreement, the Purchaser has agreed to grant stock options to the existing management of the Company to purchase from the Purchaser up to 270,000 shares of the common stock of the Company being acquired by the Purchaser at a per share purchase price of $4.58. Consummation of the transactions contemplated by the Agreement is conditioned upon, among other things, approval by the Board of Directors of each of the Company and the Purchaser, as well as other customary closing conditions.

     The summary of the Agreement set forth above is qualified in its entirety by reference to the Agreement which is filed as an exhibit hereto and is incorporated herein by reference.



ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(a)               Not Applicable.

(b)               Not Applicable.

(c)               Exhibits - Incorporated by Reference


                  Exhibit No.               Description

                     10.20 Common Stock Purchase Agreement, dated as of April 28, 1999, by and between Boca Research, Inc. and Infomatec Integrated Information
                                           Systems AG.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BOCA RESEARCH, INC.
                                         (Registrant)



Date:   May 5, 1999                      By:    /s/ ANTHONY F. ZALENSKI
                                               Anthony F. Zalenski
                                               President and Chief Executive
                                               Officer






                                  EXHIBIT INDEX


          Exhibit               Description

            10.20 Common Stock Purchase Agreement, dated as of April 28, 1999, by and between Boca Research, Inc. and Infomatec Integrated Information Systems AG